EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
FIRST QUARTER OF FISCAL YEAR 2027

•Net sales of $1.485 billion, increased 38.0% from the year-ago quarter and up 13.2% sequentially. The midpoint of our guidance provided on May 7, 2026 was net sales of $1.456 billion.
•On a GAAP basis: gross profit of 63.2%; operating income of $336.8 million and 22.7% of net sales; net income attributable to common stockholders of $202.0 million; and EPS of $0.37 per diluted share. Our guidance provided on May 7, 2026 was GAAP EPS per diluted share of $0.28 to $0.29.
•On a Non-GAAP basis: gross profit of 63.8%; operating income of $521.1 million and 35.1% of net sales; net income of $438.6 million; and EPS of $0.76 per diluted share. Our guidance provided on May 7, 2026 was Non-GAAP EPS per diluted share of $0.67 to $0.71.
•Returned approximately $246.9 million to common stockholders in the June quarter through dividends.
•Quarterly dividend on common stock declared for the September quarter of 45.5 cents per share.
•Continued balance sheet deleveraging with approximately $170 million reduction in net debt during the June quarter.

CHANDLER, Arizona - August 6, 2026 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended June 30, 2026.

"We kicked off fiscal 2027 on a strong note, with net sales increasing 38% year over year and 13.2% sequentially to $1.485 billion, above the high end of our guidance," said Steve Sanghi, Microchip’s President and Chief Executive Officer. "Improving demand, continued inventory normalization, and stronger factory utilization contributed to better operational leverage during the quarter and support our continued progress towards our long-term business model."

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Microchip Technology Reports
First Quarter Fiscal 2027
Financial Results

Mr. Sanghi added, “Our operational metrics strengthened during the quarter, with inventory days declining from 185 days on March 31 to 175 days on June 30 and non-GAAP gross margin expanding sequentially to 63.8%, above the high end of our guidance range. Distribution sell-through increased meaningfully, bookings remained strong with a book-to-bill ratio well above 1, and customer activity improved across several key end markets. We also saw PCIe Gen6 connectivity design wins double sequentially from six programs at the end of the March quarter to 12 programs exiting the June quarter, reflecting growing momentum in data center and connectivity applications. Taken together, these trends reinforce our confidence in both the recovery underway and our long-term growth opportunities.”

Eric Bjornholt, Microchip's Corporate Senior Vice President and Chief Financial Officer, said, "Our June quarter financial performance demonstrates the strength of our operating model and the significant leverage embedded in the business as revenue recovers. Higher factory utilization, lower underutilization charges, and disciplined expense management drove meaningful sequential improvements in profitability and cash generation during the quarter. We also continued to strengthen our balance sheet and improve financial flexibility by reducing net debt by approximately $170 million during the quarter.”

Mr. Sanghi concluded, “As we enter the September quarter, improving demand trends, healthy bookings activity, stronger customer engagement, and increasing traction in growth-oriented applications continue to reinforce our confidence in the direction of the business. We expect net sales for the September quarter to be up sequentially between 7% and 9%, which at the midpoint would represent year-over-year growth of approximately 40.6%. Improving factory utilization and operational leverage are expected to support further progress toward our long-term margin objectives.”

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Microchip Technology Reports
First Quarter Fiscal 2027
Financial Results

The following table summarizes Microchip's reported results for the three months ended June 30, 2026.

	Three Months Ended June 30, 2026(1)
Net sales	$1,484.7
	GAAP	%	Non-GAAP(2)%
Gross profit	$938.9	63.2%	$947.6	63.8%
Operating income	$336.8	22.7%	$521.1	35.1%
Other expense	$(46.9)		$(46.9)
Income tax provision	$60.1		$35.6
Net income	$229.8		$438.6
Dividends on Series A Preferred Stock	$(27.8)		—
Net income attributable to common stockholders	$202.0	13.6%	$438.6	29.5%
Diluted net income per common share	$0.37		$0.76
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the first quarter of fiscal 2027 were $1.485 billion, up 38.0% from net sales of $1.076 billion in the prior year's first fiscal quarter.

GAAP net income attributable to common stockholders for the first quarter of fiscal 2027 was $202.0 million, or $0.37 per diluted share, up from GAAP net loss attributable to common stockholders of $46.4 million, or $0.09 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2027 and fiscal 2026, GAAP results were adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the first quarter of fiscal 2027 was $438.6 million, or $0.76 per diluted share, up from non-GAAP net income of $154.7 million, or $0.27 per diluted share, in the prior year's first fiscal quarter. For the first quarters of fiscal 2027 and fiscal 2026, our non-GAAP results exclude the effect of share-based compensation, restructuring charges, expenses related to our acquisition activities (including intangible asset amortization, severance, other restructuring costs, and legal and other general and administrative expenses including legal fees and expenses for litigation related to our Microsemi acquisition), professional services associated with certain legal matters, and dividends on our Series A Mandatory Convertible Preferred Stock. For the first quarters of fiscal 2027 and fiscal 2026, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 45.5 cents per share, which is payable on September 9, 2026 to stockholders of record on August 24, 2026. The Microchip Board also declared a quarterly cash dividend on Microchip's 7.50% Series A Mandatory Convertible Preferred Stock of $18.750 per share (which represents $0.9375 per depositary share) which is payable on September 15, 2026 to stockholders of record on September 1, 2026.
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Microchip Technology Reports
First Quarter Fiscal 2027
Financial Results

Second Quarter Fiscal Year 2027 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.589 to $1.618 billion
	GAAP(5)	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	65.4% to 66.3%	$10.3 to $11.3 million	66.0% to 67.0%
Operating Expenses(2)	37.3% to 37.4%	$155.7 to $159.7 million	27.5%
Operating Income	28.1% to 28.9%	$166.0 to $171.0 million	38.5% to 39.5%
Other Expense, net	$48.7 to $49.3 million	$(0.2) to $0.2 million	$48.5 to $49.5 million
Income Tax Provision	$75.3 to $96.5 million(3)	$(52.2) to $(33.1) million	$42.2 to $44.3 million(4)
Net income	$321.0 to $323.0 million	$199.0 to $223.4 million	$520.0 to $546.4 million
Dividends on Series A Preferred Stock	$(27.8) million	$27.8 million	—
Net income attributable to common stockholders	$293.2 to $295.2 million	$226.8 to $251.2 million	$520.0 to $546.4 million
Diluted Common Shares Outstanding	Approximately 550.7 to 551.7 million shares	23.8 million shares	Approximately 574.5 to 575.5 million shares
Diluted net income per common share	$0.53 to $0.54	$0.38 to $0.41	$0.91 to $0.95
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending September 30, 2026. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending September 30, 2026.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2027, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.
(5) Our GAAP guidance excludes the impact of any potential gains or charges related to our ongoing evaluation of restructuring activities including the sale of our Fab 2 wafer fabrication facility in Tempe, Arizona.

Capital expenditures for the quarter ending September 30, 2026 are expected to be between $20 million and $25 million. Capital expenditures for all of fiscal 2027 are expected to be approximately $100 million. Consistent with the slow macroeconomic environment in fiscal 2025, we have paused most of our factory expansion actions and reduced our planned capital investments through fiscal 2027. However, we are adding capital equipment to selectively expand our production capacity and add research and development equipment.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.
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Microchip Technology Reports
First Quarter Fiscal 2027
Financial Results

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, restructuring charges, expenses related to our acquisition activities (including intangible asset amortization, severance, other restructuring costs, and legal and other general and administrative expenses including legal fees and expenses for litigation related to our Microsemi acquisition), professional services associated with certain legal matters, and dividends on our Series A Mandatory Convertible Preferred Stock. For the first quarters of fiscal 2027 and fiscal 2026, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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Microchip Technology Reports
First Quarter Fiscal 2027
Financial Results

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures and our mandatory convertible preferred stock (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2026 quarter between $75 and $85 per share (however, we make no prediction as to what our actual share price will be for such period or any other period).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts, unaudited)

	Three Months Ended June 30,
	2026	2025
Net sales	$1,484.7	$1,075.5
Cost of sales	545.8	498.8
Gross profit	938.9	576.7

Research and development	308.9	255.5
Selling, general and administrative	184.3	159.3
Amortization of acquired intangible assets	90.0	107.6
Special charges and other, net	18.9	22.2
Operating expenses	602.1	544.6

Operating income	336.8	32.1

Other expense, net	(46.9)	(47.9)
Income (loss) before income taxes	289.9	(15.8)
Income tax provision	60.1	2.8
Net income (loss)	229.8	(18.6)
Dividends on Series A Preferred Stock	(27.8)	(27.8)
Net income (loss) attributable to common stockholders	$202.0	$(46.4)

Basic net income (loss) per common share	$0.37	$(0.09)
Diluted net income (loss) per common share	$0.37	$(0.09)

Basic common shares outstanding	542.5	539.2
Diluted common shares outstanding	550.5	539.2

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

ASSETS
	June 30,	March 31,
	2026	2026
Cash and short-term investments	$272.3	$240.3
Accounts receivable, net	967.7	894.7
Inventories	1,047.3	1,035.4
Other current assets	198.9	207.2
Total current assets	2,486.2	2,377.6

Property, plant and equipment, net	1,084.4	1,106.7
Other assets	10,836.8	10,885.8
Total assets	$14,407.4	$14,370.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,294.4	$1,136.3
Total current liabilities	1,294.4	1,136.3

Long-term debt	5,361.3	5,496.4
Long-term income tax payable	580.2	570.9
Long-term deferred tax liability	25.4	25.1
Other long-term liabilities	695.1	709.0

Stockholders' equity	6,451.0	6,432.4
Total liabilities and stockholders' equity	$14,407.4	$14,370.1

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended June 30,
	2026	2025
Gross profit, as reported	$938.9	$576.7
Share-based compensation expense	8.7	7.7
Non-GAAP gross profit	$947.6	$584.4
GAAP gross profit percentage	63.2%	53.6%
Non-GAAP gross profit percentage	63.8%	54.3%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended June 30,
	2026	2025
Research and development expenses, as reported	$308.9	$255.5
Share-based compensation expense	(41.1)	(29.1)
Non-GAAP research and development expenses	$267.8	$226.4
GAAP research and development expenses as a percentage of net sales	20.8%	23.8%
Non-GAAP research and development expenses as a percentage of net sales	18.0%	21.1%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended June 30,
	2026	2025
Selling, general and administrative expenses, as reported	$184.3	$159.3
Share-based compensation expense	(25.2)	(16.1)
Professional services associated with certain legal matters	(0.4)	(7.5)
Non-GAAP selling, general and administrative expenses	$158.7	$135.7
GAAP selling, general and administrative expenses as a percentage of net sales	12.4%	14.8%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	10.7%	12.6%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,
	2026	2025
Operating expenses, as reported	$602.1	$544.6
Share-based compensation expense	(66.3)	(45.2)
Professional services associated with certain legal matters	(0.4)	(7.5)
Amortization of acquired intangible assets (1)	(90.0)	(107.6)
Special charges and other, net	(18.9)	(22.2)
Non-GAAP operating expenses	$426.5	$362.1
GAAP operating expenses as a percentage of net sales	40.6%	50.6%
Non-GAAP operating expenses as a percentage of net sales	28.7%	33.7%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended June 30,
	2026	2025
Operating income, as reported	$336.8	$32.1
Share-based compensation expense	75.0	52.9
Professional services associated with certain legal matters	0.4	7.5
Amortization of acquired intangible assets (1)	90.0	107.6
Special charges and other, net	18.9	22.2
Non-GAAP operating income	$521.1	$222.3
GAAP operating income as a percentage of net sales	22.7%	3.0%
Non-GAAP operating income as a percentage of net sales	35.1%	20.7%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended June 30,
	2026	2025
Income tax provision as reported	$60.1	$2.8
Income tax rate, as reported	20.7%	(17.7)%
Other non-GAAP tax adjustment	(24.5)	16.9
Non-GAAP income tax provision	$35.6	$19.7
Non-GAAP income tax rate	7.5%	11.3%
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RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS AND GAAP DILUTED NET INCOME (LOSS) PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended June 30,
	2026	2025
Net income (loss) attributable to common stockholders, as reported	$202.0	$(46.4)
Dividends on Series A Preferred Stock	27.8	27.8
Share-based compensation expense	75.0	52.9
Professional services associated with certain legal matters	0.4	7.5
Amortization of acquired intangible assets	90.0	107.6
Special charges and other, net	18.9	22.2
Other non-GAAP tax adjustment	24.5	(16.9)
Non-GAAP net income	$438.6	$154.7
GAAP net income (loss) attributable to common stockholders as a percentage of net sales	13.6%	(4.3)%
Non-GAAP net income as a percentage of net sales	29.5%	14.4%
Diluted net income (loss) per common share, as reported	$0.37	$(0.09)
Non-GAAP diluted net income per common share	$0.76	$0.27
Diluted common shares outstanding, as reported	550.5	539.2
Diluted common shares outstanding non-GAAP	574.3	569.5

RECONCILIATION OF GAAP DILUTED COMMON SHARES OUTSTANDING TO NON-GAAP DILUTED COMMON SHARES OUTSTANDING

	Three Months Ended June 30,
	2026	2025
Diluted common shares outstanding, as reported	550.5	539.2
Dilutive effect of RSUs(1)	—	3.0
Dilutive effect of 2017 Senior Convertible Debt(1)	—	0.3
Dilutive effect of Series A Preferred Stock(1)	23.8	27.0
Diluted common shares outstanding non-GAAP	574.3	569.5
(1)The non-GAAP adjustment includes the impact that is anti-dilutive on a GAAP basis for the periods shown in the table above.

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended June 30,
	2026	2025
GAAP cash flow from operations, as reported	$511.5	$275.6
Capital expenditures	(13.9)	(17.9)
Free cash flow	$497.6	$257.7
GAAP cash flow from operations as a percentage of net sales	34.5%	25.6%
Free cash flow as a percentage of net sales	33.5%	24.0%
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Microchip Technology Reports
First Quarter Fiscal 2027
Financial Results

Microchip will host a conference call today, August 6, 2026 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until September 3, 2026.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on August 6, 2026 and will remain available until 5:00 p.m. (Eastern Time) on September 3, 2026. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13761643.

Cautionary Statement:

The statements in this release relating to improving demand, continued inventory normalization, and stronger factory utilization, better operational leverage, our continued progress towards our long-term business model, growing momentum in data center and connectivity applications, that these trends reinforce our confidence in both the recovery underway and our long-term growth opportunities, the strength of our operating model and the significant leverage embedded in the business as revenue recovers, that higher factory utilization, lower underutilization charges, and disciplined expense management drove meaningful sequential improvements in profitability and cash generation, that we continue to strengthen our balance sheet and improve financial flexibility by reducing net debt, improving demand trends, healthy bookings activity, stronger customer engagement, and increasing traction in growth-oriented applications continue to reinforce our confidence in the direction of the business, that we expect net sales for the September quarter to be up sequentially between 7% and 9%, which at the midpoint would represent year-over-year growth of approximately 40.6%, that improving factory utilization and operational leverage are expected to support further progress toward our long-term margin objectives, our second quarter fiscal 2027 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax provision, net income, dividends on Series A Preferred Stock, net income attributable to common stockholders, diluted common shares outstanding, diluted net income per common share, capital expenditures for the September 2026 quarter and for all of fiscal 2027, adding capital equipment to selectively expand our production capacity and add research and development equipment, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the September 2026 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China and Europe) due to changes in interest rates or high inflation, actions taken or which may be taken by the Trump administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in the Middle East and Ukraine-Russia), the scope and level of tariffs; further changes in demand or market acceptance of our products and the products of our customers and our ability to respond to any increases or decreases in market demand or customer requests to increase orders or reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; changes or fluctuations in customer order patterns and seasonality; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels to meet any increases or decreases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter;
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Microchip Technology Reports
First Quarter Fiscal 2027
Financial Results

our ability to realize the expected benefits of our long-term supply assurance program; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any increases or decreases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); foreign currency effects on our business; the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the One Big Beautiful Bill Act, the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017); fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this August 6, 2026 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
First Quarter Fiscal 2027
Financial Results

About Microchip:

Microchip Technology Inc. is a broadline supplier of semiconductors committed to making innovative design easier through total system solutions that address critical challenges at the intersection of emerging technologies and durable end markets. Its easy-to-use development tools and comprehensive product portfolio support customers throughout the design process, from concept to completion. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support and delivers solutions across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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